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
Certified Public Accountants  South Shore Executive Park  Voice 781.380.3520
Business Consultants          Ten Forbes West             Fax   781.380.7836
                              Braintree, MA 02184-2596    EMail info@kpmonline.com

                                                          Kevin P. Martin, CPA
                                                          Kevin P. Martin, Jr., CPA, MST
[logo: |K|P|M|] Kevin P. Martin & Associates, P.C.        Kenneth J. Davin, CPA
                                                          Garrett H. Dalton, III, CPA, MBA
                                                          Lisa A. Martin, CPA, MST
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               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 18, 1999 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1998. We also consent to our firm under the caption of "Experts.

                                          /s/ Kevin P. Martin & Associates, P.C.
                                          --------------------------------------

                                          KEVIN P. MARTIN & ASSOCIATES, P.C.


July 27, 1999
Braintree, MA 02184